STOCK PURCHASE AGREEMENT

     THIS  STOCK  PURCHASE  AGREEMENT,  dated  as  of  August  31st,  1998  (the
"Agreement"),   is  between  Abacus  Capital,  L.L.C.  ("Seller"),  and  Baywood
International, Inc., a Nevada corporation ("Buyer").

     WHEREAS Seller and Buyer have entered into a Memorandum of Agreement of even date herewith (the "Memorandum"), pursuant to which the parties have agreed to enter into a business relationship through an acquisition company;

     WHEREAS Seller is the holder of Eighty-Five Thousand (85,000) shares of Class A common stock and Fifteen Thousand (15,000) shares of Class B common stock of BII Acquisition Company, a Washington corporation ("Company"); and

     WHEREAS Seller desires to sell and Buyer desires to purchase from the Seller all of Seller's shares of Class B common stock of Company (the "Purchased Stock"), on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

1. THE TRANSACTION

     1.1 SALE AND PURCHASE OF STOCK. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as hereafter defined), the Seller shall sell the Purchased Stock to the Buyer and the Buyer shall purchase the Purchased Stock from the Seller.

     1.2 CONSIDERATION. At the closing Buyer shall pay to Seller total consideration of Seventy-Five Thousand Dollars ($75,000) in cash (the "Purchase Price"). Buyer shall receive credit against the Purchase Price for Ten Thousand Dollars ($10,000) previously deposited pursuant to the Authorization to Proceed dated as of July 27, 1998.

2. REPRESENTATION AND WARRANTIES OF THE BUYER

     2.1 BUYER'S SOPHISTICATION. The Buyer, with the assistance of its professional advisors, has such knowledge and experience in financial and business matters that Buyer is capable of evaluating and has evaluated the merits and risks of this purchase of the Purchased Stock for Buyer's own account.

     2.2 INVESTMENT OBJECTIVE. Buyer is acquiring the Purchased Stock pursuant to this Agreement for investment for its own account and not with a view to the sale or distribution of any part thereof. Buyer has no present intention of selling, granting participation in or otherwise distributing the same. Buyer acknowledges that the Purchased Stock has been offered and sold pursuant to exemptions from registration under the Securities Act of 1933 and relevant state securities laws and that the reliance of the Seller upon such exemptions is predicated on the accuracy of Buyer's representations and warranties herein. Buyer has no current intention with respect to any such future sale.

     2.3 AUTHORIZATION AND ENFORCEABILITY. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, fully enforceable in accordance with its terms.

     2.4 NO FINDER. Buyer has not taken any action which would give to any firm, corporation, agency or other person a right to a consultant's or finder's fee or any type of brokerage commission in relation to or connection with the transactions contemplated by this Agreement.

     2.5 EFFECTIVE AGREEMENT. The execution, delivery, and performance of this Agreement by Buyer and the consummation of the sale contemplated hereby will not, with or without the giving of notice or lapse of time or both, result in the breach of or conflict with any terms, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Buyer pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, to which Buyer is a party or by which any of its assets or properties is or may be bound or affected or from which it derives a benefit.

     2.6 RESTRICTIONS, BURDENSOME AGREEMENTS. Buyer is not a party to any contract, commitment or agreement, and Buyer or any of its properties and assets is not subject to or bound or affected by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent Buyer from entering into this Agreement or from consummating the sale contemplated hereby.

3. REPRESENTATION AND WARRANTIES OF THE SELLER

     Seller represents and warrants to Buyer that, except as otherwise set forth herein, or otherwise specifically disclosed:

     3.1 ALL AUTHORIZED CAPITALIZATION, OUTSTANDING SHARES, TITLE. Seller is the record and beneficial owner of and has legal and valid title to the Purchased Stock, free and clear of all liens, pledges, charges, claims and other encumbrances, actual or alleged. Delivery of the shares to Buyer upon execution of this Agreement will transfer to Buyer legal and valid title to the shares sold hereunder, free and clear of any liens, pledges, charges, claims and other encumbrances. As of the date hereof, Seller is the sole shareholder of Company, and the total issued and outstanding stock of Company is 85,000 shares of Class A common stock and 15,000 shares of Class B common stock.

     3.2 AUTHORIZATIONS AND ENFORCEABILITY. Seller has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller fully enforceable in accordance with its terms.

     3.3 EFFECTIVE AGREEMENT. The execution, delivery, and performance of this Agreement by Seller and the consummation of the sale contemplated hereby will not, with or without the giving of notice or lapse of time or both, result in the breach of or conflict with any terms, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Seller pursuant to any charter, bylaw, commitment, contract or other agreement or instrument, to which Company or Seller is a party or by which any of either's assets or properties is or may be bound or affected or from which either derives a benefit, which violation would have a material adverse affect on the value of the shares being purchased.

     3.4 RESTRICTIONS, BURDENSOME AGREEMENTS. Seller is not a party to any contract, commitment or agreement, and neither Company nor the Seller or any of their respective properties and assets are subject to or bound or affected by any charter, bylaw or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent Seller from entering into this Agreement or from consummating the sale contemplated hereby.

     3.5 ADDITIONAL STOCK ISSUANCES. Until such time as a Target (as defined in the Memorandum of Agreement) is acquired, Abacus will not permit the Company to issue any additional stock or other equity, or interest convertible into stock or other equity, without the prior consent of Buyer. After the acquisition of a Target, Abacus agrees that it will not vote its stock in the Company to permit the Company to engage in an Extraordinary Common Stock Event as described in paragraph 3.4(d)(i), (ii) or (iii) of the Company's Articles of Incorporation without the prior consent of Buyer.

4. EXEMPTION FROM REGISTRATION-DISCLOSURE-ACCESS TO INFORMATION

     4.1 INFORMATION AVAILABLE TO BUYER. A partial inducement to the Seller to enter into this Agreement is the representation by Buyer that it has a high degree of business and financial sophistication concerning the industry and the business operations and prospects of Company. Buyer has available to itself and its advisors all business and financial data of Company. Although Seller has made such information available, based on its knowledge of relevant operating data, the scope and examination by and on behalf of Buyer has been determined by Buyer, based on its own sophistication and experience. Buyer has received all of the information regarding Company and its business which has been requested.

     4.2 RISK OF LOSS. Buyer recognizes that the Purchased Stock being purchased hereunder involves a high degree of risk and that the entire amount of the purchase price might be lost.

5. ACCESS TO INFORMATION

     Buyer represents that its access to information has been as set forth above. Without limiting the general nature of the representation, Buyer acknowledges and represents that it has had access to certain specific matters and the opportunity to consider in detail the business and investment ramifications of information obtained.

6. CLOSING; ISSUANCE OF CERTIFICATES

     The purchase and sale contemplated hereunder shall take place at the offices of Monahan & Biagi, P.L.L.C., 701 Fifth Avenue, Suite 5701, Seattle, WA 98104, at such time and within thirty (30) days of the execution hereof on such date as is mutually agreed by the parties, and such date shall be the "Closing Date." Issuance and delivery of the consideration to be paid to Seller pursuant to the Consulting Agreement between Buyer and Seller of even date herewith (the "Consulting Agreement") shall be a condition precedent to Seller's obligations to close. Such issuance and delivery may be conducted simultaneously with the closing hereunder. In addition to any other rights or remedies available at law or in equity, Seller shall have the right to terminate this Agreement and its rights and obligations hereunder if the closing shall not have occurred as provided herein.

7. OTHER PROVISIONS

     7.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or, if mailed, three days after mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the other):

          7.1.1 If to Buyer, then to:

                         Baywood International, Inc.
                         Attn: Neil Reithinger, President
                         14950 North 83rd Place, Suite 1
                         Scottsdale, AZ 85260
                         Fax: (602) 483-2168

                With a copy to:

                         Titus, Brueckner & Berry
                         Attn: Jon Titus
                         Scottsdale Center
                         7373 North Scottsdale Road, Suite B-252
                         Scottsdale, AZ 85253
                         Fax: (602) 483-3215

          7.1.2 If to Seller, then to:

                         ABACUS CAPITAL, L.L.C.
                         Attn: Jerry L. Smith
                         10900 NE 8th St., Suite 900
                         Bellevue, WA 98004
                         Fax: (425) 450-0764
                with a copy to:

                         MONAHAN & BIAGI, P.L.L.C.
                         Attn: Susan E. Lehr
                         701 Fifth Avenue, Suite 5701
                         Seattle, WA 98104-7003
                         Fax:(206) 587-5710

     7.2 SUCCESSORS AND ASSIGNS. This Agreement, and all rights and powers granted hereby, shall bind and inure to the benefit of the parties and their respective successors and assigns.

     7.3 GOVERNING LAW. This Agreement has been made, executed and delivered in and is to be governed and construed in accordance with the laws of the State of Washington.

     7.4 CAPTIONS. The captions in this Agreement are inserted solely for convenience of reference and do not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     7.5 FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     7.6 AMENDMENT AND WAIVER. The parties may by mutual agreement amend this Agreement in any respect, and any party, but only as to such party, may (a) extend the time for the performance of any of the obligations of any other party; (b) waive any inaccuracies in representations by any other party; (c) waive compliance by any other party with any of its agreements contained herein and the performance of any obligations by such other party; and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, all such amendments or waivers must be in writing and be signed by the party against whom enforcement of the amendment or waiver is sought.

     7.7 ENTIRE AGREEMENT. This Agreement, the Memorandum and the Consulting Agreement set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, and inducements or conditions, if any, expressed or implied, and whether oral or written.

     7.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by facsimile transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Stock Purchase Agreement as of the date first above written.

     DATED this 31st day of August, 1998.


                                   ABACUS CAPITAL, L.L.C.:


                                   By /s/ Jerry L. Smith
                                      -------------------------
                                      Jerry L. Smith, Manager


                                   BAYWOOD INTERNATIONAL, INC.


                                   By /s/ Neil Reithinger
                                      -------------------------
                                      Neil Reithinger, President

NUMBER                                                        SHARES
  2B                                                          15,000
                                                See the restrictions on transfer
                                                as provided for on the reverse
                                                of this certificate

                            BII ACQUISITION COMPANY
                            a Washington corporation

   The corporation is authorized to issue 2,000,000 shares of common stock -
                                  no par value

             This Certifies that Baywood International, Inc. is the
                                -----------------------------
            registered holder of Fifteen Thousand and no/100 Shares
                                -----------------------------
                      fully paid and nonassessable shares
      of the Class B Common Stock of BII Acquisition Company, no par value transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

   In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this Fifteenth day of September A.D. 1998
                           -----------      -----------

/s/ Jerry L. Smith                      /s/ Susan E. Lehr
------------------------                ---------------------------
President                               Secretary